Exhibit 23.2




                                                     Exhibit 23.2


                Consent of Wyatt, Tarrant & Combs


     In connection with the filing by Shoney's, Inc. ("Shoney's") of the Registration Statement on Form S-4 (the "Registration Statement") in respect of the common stock of Shoney's to be issued in the proposed acquisition by Shoney's of substantially all of the assets of TPI Enterprises, Inc. ("Enterprises") and the assumption by Shoney's of certain liabilities, contracts and other obligations of Enterprises, we hereby consent to the reference to us in the Registration Statement under the caption "LEGAL MATTERS" with respect to our passing upon the validity of the issuance of the shares of Shoney's Common Stock offered pursuant to this Joint
Proxy Statement/Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              WYATT, TARRANT & COMBS